EXHIBIT 10.34

TRIUMPH GROUP, INC.
2016 DIRECTORS’ EQUITY COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Triumph Group, Inc. (the “Company”) hereby awards to the Eligible Director named below (the “Participant”) the number of restricted stock units of the Company (the “Units”) in accordance with and subject to the terms and conditions of this Agreement together with the provisions of the Company’s 2016 Directors’ Equity Compensation Plan (as it may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference (all capitalized terms used herein having the meanings assigned in the Plan unless otherwise herein defined):
Name and Address of Participant:    _____________________
_____________________
_____________________
Number of Units Awarded: _____________________

Relevant Dates: The following dates are applicable for this Agreement:

Grant Date: _____________________
____________________________________________________________________________

Lapse of Forfeiture Date_____________________

Additional Terms and Conditions:
Each Unit represents the right to receive one share of the Company's common stock, $.001 par value per share (collectively, the “Shares”), upon the payment date following lapse of forfeiture. The Units will be credited to the Participant in an account established for the Participant until the lapse of forfeiture event occurs; provided, however, that if the Participant makes a deferral election with respect to payment of any or all of the vested Units under the Deferred Compensation Plan for directors, the terms of that Deferred Compensation Plan shall apply to the payment of such deferred Award.
The right to receive the Shares underlying the Units will vest on the lapse of forfeiture date set forth above, or earlier upon the death, Disability or Retirement of the Participant, or departure from the Board resulting from a divestiture or a Change in Control, each as set forth in the Plan. If the Participant ceases to serve as a director of the Company for any other reason before the lapse of forfeiture date, the unvested Units will be forfeited. Payment of the Shares will occur promptly after vesting, unless the Participant has made a deferral election with respect to any vested Units under the Deferred Compensation Plan, in which case the terms of that deferral election shall apply to the payment of such deferred Award.
This Award is subject to the terms of the Plan, the terms and conditions of which will govern this Award to the extent not otherwise provided in this Agreement. A copy of the Plan is being delivered to the Participant with this Agreement.